                                                                    Exhibit 23.1


                          Independent Auditors' Consent


The Board of Directors
AMERIGROUP Corporation

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 10, 2003, relating to the consolidated balance sheets of AMERIGROUP Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated income statements and statements of stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, and the related financial statement schedule, which reports appear in the December 31, 2002, annual report on Form 10-K of AMERIGROUP Corporation.

Our report on the financial statements of AMERIGROUP Corporation and subsidiaries refers to the adoption of Statement of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets.


/s/ KPMG LLP
Norfolk, Virginia
September 23, 2003